Exhibit 99.1

Signet Graphene Technologies, Inc.

(a Subsidiary of Signet international Holdings, Inc., OTC: SIGN)

Signs Agreement with Florida International University (FIU)

GRAPHENE TECHNOLOGY TO DEICE AIRCRAFT ENTERS $1.30 BILLION DEICING MARKET

TIME-SAVING, 477% MORE EFFICIENT & LESS TOXIC WASTE1

Miami, Florida January 15, 2019 Mr. Tom Donaldson, President, Signet International Holdings, Inc. (OTC: SIGN), the parent company of Signet Graphene Technologies, Inc. (SGT), announced today that the company has executed a contract with Florida International University (FIU) to further the development and commercialization of a new deicing technology enhanced by graphene, the revolutionary carbon-based nanotechnology.

Adhesion of ice to the surfaces of aircraft in inclement weather severely compromises aircraft aerodynamic performance. Time-consuming airport deicing operations are performed for safety, causing extensive flight delays for travelers and a heavy financial burden for the airline industry. Airport Lifestyle magazine notes that the average cost of deicing a passenger aircraft is over $7,000 per coating.

A team of engineers at Florida International University headed up by Professor Arvind Agarwal, PhD, Chair of Mechanical and Materials Engineering and his team in Plasma Forming Laboratory: Ms Jenniffer Bustillos, Dr. Cheng Zhang and Dr. Benjamin Boesl have developed a graphene foam−polymer composite with superior deicing efficiency and strength. (Patent issue Jan. 22, 2019)

The graphene-foam polymer composite provides lightweight coatings and free-standing components with heating abilities, with exceptional thermal stability. The graphene reinforcement also increases the tensile strength of the polymer coating on the aircraft and reduces the impact of nasty toxic chemical runoff seeping into the ground and water.

The patent application, entitled, “Three Dimensional Graphene Foam Reinforced Composite Coating & Deicing Systems Therefrom,” was a result of research conducted by a grant from the U.S. Army Research Office. Signet Graphene Technologies, Inc., intends to further develop the technology and make it ready for mass production. This invention is expected to have a major impact on the aircraft deicing market, which, according to Opus Materials Technologies, the U.S. spends over $1.30 billion in deicing fluids alone.

“This contract marks the first of an exciting ongoing relationship with FIU,” says Donaldson. “This invention is the solution to a very practical problem in air transportation. Critically low temperature conditions are the reasons delays are imminent, costing the airlines and travelers time and money. Although our focus is on time and safety in the airline industry, we are discovering an abundance of uses for this technology. In fact, we are exploring applied applications in solving icing conditions from icy steps; turbine blades and their mechanics, helicopter rotor blades; even private home uses and other subzero problems.”

“It is a pleasure to be associated with FIU,” says Ernest Letiziano, CEO, SIGN. “We were looking for applied use of graphene that can be made available to the public quickly; this invention is the answer to efficiency and toxic waste. The Army Grant technology has been achieved; we will take it from here.”

SIGN is currently preparing a Private Placement Memorandum (PPM) to be published shortly. The company welcomes interested investors to contact the Palm Beach office to learn more.

For additional information contact:

Signet International Holdings, Inc. (OTC: SIGN) Palm Beach, Flordia USA 561-832-2000
http://www.signetinternationalholdings.com Email: eletiziano@aol.com

Forward Looking Safe Harbor Statement: This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially from forecasted results. These risks and uncertainties include product demand, market competition, delays in website development, and risks inherent in our operations. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission.  Our public filings with the SEC are available from commercial document retrieval services and at the website http://www.sec.gov

1 ACS Publications 2018